Exhibit 99.1
I. INDIVIDUAL SMOKER CASES
Florida

A.	Engle Progeny Cases.

Pursuant to the Florida Supreme Court's July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are hereinafter referred to as the “Engle progeny” cases. As of June 30, 2012, Liggett and/or the Company are named in 5,649 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 6,912 plaintiffs. The total number of state court cases may increase as courts may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see “Note 5. Contingencies.”

(i)	Engle Progeny Cases with trial dates through June 30, 2013.

Allion v. R.J. Reynolds, et al., Case No. 01-07-CA-5107, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 12/11/07).  Two individuals smoking.  The case is scheduled for trial starting 05/06/13.

Ballard v. R.J. Reynolds, et al., Case No. 07-30336, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 09/17/07).  Two individuals suing.  The case is scheduled for trial starting 10/29/12.

Blasco v. R.J. Reynolds, et al., Case No. 07-46473, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 10/01/12.

Bowden v. R.J. Reynolds, et al., Case No. 16-2008-CA-000391-CXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 10/08/12.

Brown v. R.J. Reynolds, et al., Case No. 3:09-cv-13518, United States District Court for the Middle District of Florida, Jacksonville Division (case filed 2/12/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 09/01/12 - 12/15/12.

Campbell v. R.J. Reynolds, et al., Case No. 2011-CA-005960, Circuit Court of the 10th Judicial Circuit, Polk County (case filed 12/05/11). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 12/03/12.

Chishlom v. R.J. Reynolds, et al., Case No. 01-2008-CA-3841, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/18/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 04/08/13.

Cox-Boggs v. R.J. Reynolds, et al., Case No. 16-2008-CA-00400-LXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 01/14/13.

Crawford v. R.J. Reynolds, et al., Case No. 11-14352, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 05/09/11).  One individual suing.  The case is scheduled for trial starting 12/10/12.

Cumbess v. R.J. Reynolds, et al., Case No. 2007-CA-300, Circuit Court of the 18th Judicial Circuit, Seminole County (case filed 11/29/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 11/26/12.

Cunningham v. R.J. Reynolds, et al., Case No. 01-08-CA-3836, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/17/08).  Two individuals. The case is scheduled for trial starting 06/03/13.

Dick v. R.J. Reynolds, et al., Case No. 01-2008-CA-3710, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/11/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 05/05/13.

Evers v. R.J. Reynolds, et al., Case No. 08-CA-9154, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 04/25/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 01/14/13.

Fictum v. R.J. Reynolds, et al., Case No. 01-07-CA-5107, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 12/13/07).  Two individuals smoking.  The case is scheduled for trial starting 04/08/13.

Hill v. R.J. Reynolds, et al., Case No. 3:09-cv-11075, United States District Court for the Middle District of Florida, Jacksonville Division (case filed 2/12/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 09/01/12 - 12/15/12.

Horenstein v. R.J. Reynolds, et al., Case No. 09-004024-AE, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 05/06/13.

Kaplan v. R.J. Reynolds, et al., Case No. 08-26341, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/01/08). One individual suing.  The case is scheduled for trial in 11/12.

Kemp v. R.J. Reynolds, et al., Case No. 2010-CA-3072, Florida, Escambia County (case filed 10/26/10).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/01/13.

Lee v. R.J. Reynolds, et al., Case No. 16-2007-CA-11654-HXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 12/11/07).  One individual suing.  The case is scheduled for trial starting 10/29/12.

Lock v. R.J. Reynolds, et al., Case No. 07-12520-CI-11, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 11/29/07).  Two individuals suing.  The case is scheduled for trial starting 10/08/12.

Mullis v. R.J. Reynolds, et al., Case No. 01-07-CA-5367, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 12/31/07).  One individual suing.  The case is scheduled for trial starting 03/04/13.

Odum v. R.J. Reynolds, et al., Case No. 16-2007-CA-11175-GXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 11/29/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 11/26/12.

Palmieri v. R.J. Reynolds, et al., Case No. 07-26287, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 10/10/07). One individual suing. The case is scheduled for the trial period of 01/14/13 - 04/05/13.

Pausa v. Philip Morris, et al., Case No. 08-1322, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 01/10/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial in 03/18/13.

Payne v. R.J. Reynolds, et al., Case No. 01-08-CA-3109, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 06/09/08).  Two individuals suing.  The case is scheduled for trial starting 02/04/13.

Rice v. R.J. Reynolds, et al., Case No. 50 2009 CA 004013 AH, Palm Beach County (case filed 02/04/09). One individual suing. The case is scheduled for trial starting 01/04/13.

Rizzuto v. R.J. Reynolds, et al., Case No. H27-CA-2008-003318, Circuit Court of the 5th Judicial Circuit, Hernando County (case filed 05/21/08). The case is scheduled for trial starting 10/01/12.

Rudy v. R.J. Reynolds, et al., Case No. 3:09-cv-11071, United States District Court for the Middle District of Florida, Jacksonville Division (case filed 2/12/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 09/01/12 - 12/15/12.

Schoeff-Spolzino v. R.J. Reynolds, et al., Case No. 08-022608, Circuit Court of the Seventeenth Judicial Circuit, Broward County (case filed 05/20/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 01/14/13 - 04/05/13.

Snow v. Philip Morris USA Inc., et al., Case No. 2008-CA-000548, Circuit Court of the 9th Judicial Circuit, Orange County (case filed 01/10/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/04/13.

Walton v. R.J. Reynolds, et al., Case No. 01-08-CA-3718, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/10/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/04/13.

(ii)	Post-Trial Engle Progeny Cases.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the17th Judicial Circuit, Broward County (case filed 05/15/08). This is a wrongful death action which proceeded to jury trial in April 2012. In May 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $20,500,000.  The jury apportioned fault as follows: decedent - 20.5%, R.J. Reynolds - 27%, Philip Morris - 25%, Lorillard - 18% and Liggett - 9.5% ($1,947,500).  The jury found Liggett liable for $7,600,000 in punitive damages. Post trial motions are pending.

Campbell v. R.J. Reynolds., et al., Case No. 2008-CA-2147, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 07/08/08). This is a wrongful death action which proceeded to jury trial in July 2009.  In August 2009, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $7,800,000.  The jury apportioned fault as follows: plaintiff - 57%, R.J. Reynolds - 39%, Philip Morris - 2%, and Liggett - 2% ($156,000).  No punitive damages were awarded against Liggett. In March 2011, the compensatory award was affirmed on appeal by the First District Court of Appeal. In March 2011, defendants moved the First District Court of Appeal to certify the case as one of great public importance. In May 2011, the court denied the motion. Defendants sought discretionary review by the Florida Supreme Court which was denied in July 2011. In December 2011, Defendants filed petitions for writ of certiorari to the United States Supreme Court. In March 2012, the United States Supreme Court declined review. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial. Liggett satisfied the judgment and paid its share of trial level legal fees in April 2012. The parties also reached a confidential settlement agreement regarding appellate legal fees, which were paid by Liggett in May 2012.

Clay v. R.J. Reynolds, et al., Case No. 2007-CA-003020, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This is a wrongful death claim which proceeded to jury trial in March 2010.

In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $3,490,000. The jury apportioned fault as follows: plaintiff - 30%, R.J. Reynolds - 60% and Liggett - 10% ($349,000). The jury found Liggett liable for $1,000,000 in punitive damages. The judgment was affirmed on appeal by the First District Court of Appeal. Defendants' motion for rehearing was denied by the court. Defendants filed a motion to recall the mandate. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial, which agreement is contingent upon the pending appeal of the compensatory damages award.

Douglas v. R.J. Reynolds, et al., Case No. 08-8108, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/02/07). This is a wrongful death claim which proceeded to jury trial in March 2010. In March 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,000,000. The jury apportioned fault as follows: plaintiff - 50%, Liggett - 27% ($1,350,000), Philip Morris - 18% and R.J. Reynolds - 5%. Plaintiff did not seek punitive damages. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial, which agreement is contingent upon the pending appeal of the compensatory damages award. In March 2012, the compensatory award was affirmed on appeal by the Second District Court of Appeal. The court, however, certified the question of the constitutionality of the Engle findings as a question of great public importance. Defendants filed a Notice to Invoke Discretionary Jurisdiction of the Florida Supreme Court. On May 15, 2012, the Florida Supreme Court agreed to review the case. Oral argument is scheduled for September 6, 2012.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This is a wrongful death claim which proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: plaintiff - 35%, Liggett - 20% ($3,008,138), R.J. Reynolds - 30% and Philip Morris - 15%. No punitive damages were awarded against Liggett. Defendants appealed the judgment to the Fourth District Court of Appeal. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Entitlement to an attorney fee award has been entered, and the amount of such award will be determined in a separate proceeding.

Tullo v. R.J. Reynolds, et al., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 11/14/08). This is a wrongful death claim which proceeded to jury trial in March 2011. In April 2011, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $4,500,000. The jury apportioned damages as follows: plaintiff - 45%, Philip Morris - 45%, Liggett - 5% ($225,000) and Lorillard - 5%. No punitive damages were awarded. Defendants appealed the judgment to the Fourth District Court of Appeal.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This is a wrongful death claim which proceeded to jury trial in January 2012. In January 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $1,000,000. The jury apportioned fault as follows: plaintiff - 50%, R.J. Reynolds - 30%, Philip Morris - 10%, Lorillard - 9.9% and Liggett - 0.1% ($1,000). No punitive damages were awarded against Liggett. A joint and several judgment was entered against RJR and Liggett for $487,000. Post trial motions were denied. Defendants appealed the final judgment to the First District Court of Appeal.

B. Other Individual Cases.

Bagshaw v. R.J. Reynolds, et al., Case No. 06-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/01/06). One individual suing.

Beatty v. R.J. Reynolds, et al., Case No. 50-2009-CA-032435 (AB), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 09/24/09). Two individuals suing.

Brown, E. v. Brown & Williamson Tobacco Co., et al., Case No. 05-CA-004822, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/03/05). One individual suing on behalf of the estate and survivors of a deceased smoker.

Brown, J. v. R.J. Reynolds, et al., Case No. 05-CA-000790, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/26/05). One individual suing on behalf of the estate and survivors of a deceased smoker.

Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 08/25/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Cagle v. Philip Morris USA Inc., et al., Case No. 02-CA-010718, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/13/02). One individual suing on behalf of the estate and survivors of a deceased smoker.

Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Calhoun v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007970, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/27/02). Three individuals suing on behalf of the estate and survivors of a deceased smoker.

Coffey v. Brown & Williamson Tobacco Co., et al., Case No. 01-CA-009935, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/14/01). One individual suing on behalf of the estate and survivors of a deceased smoker.

Colic v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-010844, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/18/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cotto v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-000748, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/22/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Cox v. R.J. Reynolds, et al., Case No. 05-CA-000677, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/30/08).  One individual suing.

Ditslear v. R.J. Reynolds, et al., Case No. 05-CA-000899, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/28/05). One individual suing.

Ferlanti v. Liggett Group LLC, Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/11/03). An individual sued on behalf of the estate and survivors of a deceased smoker. Liggett was the sole defendant in this action. Trial concluded in February 2009 and a judgment for plaintiff was entered in the amount of $815,972. Liggett satisfied the judgment in March 2011. In September 2010, the court awarded plaintiff legal fees of $996,000. The plaintiff appealed the amount of the attorneys' fee award.

Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Fuchs v. R.J. Reynolds, et al., Case No. 05-CA-000681, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Garcia v. R.J. Reynolds, et al., Case No. 05-CA-004159, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/11/05). One individual suing.

Grant v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-002673, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/17/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/15/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker. In addition to Liggett, Vector Tobacco Inc. is also named as a defendant. Defendants filed a motion to dismiss the complaint. A hearing has not been scheduled.

Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 11/21/08). Two individuals suing.

Hearne v. R.J. Reynolds, et al., Case No. 06-CA-000550, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/20/06). One individual suing.

Hecker v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-009336, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/07/03). One individual suing.

Hutto v. R.J. Reynolds, et al., Case No. 05-CA-002552, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/22/05). One individual suing on behalf of the estate and survivors of a deceased smoker.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint. A hearing has not been scheduled.

Lewis v. R.J. Reynolds, et al., Case No. 05-CA-002167, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/09/05). One individual suing.

McBride v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-005085, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/04/02). One individual suing on behalf of the estate and survivors of a deceased smoker.

McDonald v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004767, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing.

McKeever v. R.J. Reynolds Tobacco Co., et al., Case No. 09-87681, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/04/09).  Two individuals suing.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Morgan v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007084, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/02/02). One individual suing on behalf of the estate and survivors of a deceased smoker.

Rawls v. Liggett Group Inc., Case No. 97-01354-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/06/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Quinn v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing.

Schuman v. R.J. Reynolds, et al., Case No. 04-CA-009409, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/18/04). One individual suing on behalf of the estate and survivors of a deceased smoker.

Shaw v. R.J. Reynolds, et al., Case No. 05-CA-002863, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/30/05). One individual suing on behalf of the estate and survivors of a deceased smoker.

Sheehan v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/02/01). One individual suing on behalf of the estate and survivors of a deceased smoker.

Shirah v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-001589, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 02/13/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 06/26/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Spry v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit,  Volusia County (case filed 07/27/06). Two individuals suing.

Stafford v. Brown & Williamson Tobacco Co., et al., Case No. 97-CA-007732, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 11/14/97). One individual suing on behalf of the estate and survivors of a deceased smoker.

Swindells v. R.J. Reynolds, et al., Case No. 06-CA-007837, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/01/06). One individual suing.

Ward v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-008480, Hillsborough County (case filed 09/11/03). One individual suing.

Weldon v. R.J. Reynolds, et al., Case No. 04-CA-002530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/15/04). One individual suing on behalf of the estate and survivors of a deceased smoker.

Williams v. R.J. Reynolds, et al., Case No. 06-CA-007430, Circuit Court of the 13th Judicial Circuit,

Hillsborough County (case filed 08/22/06). One individual suing on behalf of the estate and survivors of a deceased smoker.

Witt v. Brown & Williamson Tobacco Co., et al., Case No. 04-CA-008530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/21/04). One individual suing.

Whitney v. R.J. Reynolds, et al., Case No. 2011-CA-286J, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 01/27/11). Two individuals suing. The case is scheduled for trial starting 02/04/13.

Louisiana

Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Iberville Parish (case filed 07/25/00).  Seven individuals suing.  The case was dismissed at the trial court level as abandoned.  Plaintiff filed a notice of appeal of the dismissal on December 27, 2011, but no briefing schedule has been set.

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing.

Maryland

Brown, et al. v. Liggett Group LLC, et al., Case No. 24X12000555, Circuit Court, Baltimore City (case filed 05/30/12). One individual suing.

LaFollette, et al. v. John Crane-Houdaille, Inc., et al., Case No. 520521543, Circuit Court, Baltimore City (case filed 05/30/12). Two individuals suing.

Stavrakis, et al. v. Liggett Group LLC, et al., Case No. 24X12000490, Circuit Court, Baltimore City (case filed 06/11/12). One individual suing.

Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing.

New York

Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing. The case was stayed by the court until an October 3, 2012 status conference.

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant. There has been no recent activity in this case.

James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing.

II. CLASS ACTION CASES

A.	Smoking Related.

Brown, et al. v. Philip Morris USA Inc., et al., (In Re: Tobacco II Cases), Case No. 711400, Superior Court of California, County of San Diego (case filed 10/01/97). The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. In April 2001, under the California Unfair Competition Laws and the Consumer Legal Remedies Act, the court granted in part the plaintiffs' motion for certification of a class composed of residents of California who smoked at least one of the defendants' cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants' marketing and advertising activities in California. Certification was granted as to the plaintiffs' claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act or the plaintiffs' common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants moved to decertify the class. In March 2005, the court granted the defendants' motion, and plaintiffs appealed that decertification order. In September 2006, the California Court of Appeal affirmed the class decertification order. In May 2009, the California Supreme Court reversed the class decertification order and remanded the case for further proceedings regarding whether there are class representatives that can demonstrate standing. In June 2009, the defendants filed a Petition for Rehearing in the California Supreme Court, which was denied by the court in August 2009. Additionally, in September 2009, plaintiffs' counsel informed the trial court that plaintiffs would seek reconsideration of the trial court's September 2004 order finding that plaintiffs' allegations regarding "lights" cigarettes are preempted by federal law. Plaintiffs contended that the decision in Altria v. Good, by the United States Supreme Court, necessitates reconsideration of the trial court's September 2004 preemption ruling. In March 2010, the trial court granted reconsideration of its September 2004 order granting partial summary judgment to defendants with respect to plaintiffs' “lights” claims on the basis of judicial decisions issued since its order was issued, including the United States Supreme Court's ruling in Altria, thereby reinstating plaintiffs' “lights” claims. Since the trial court's prior ruling decertifying the class was reversed on appeal by the California Supreme Court, the parties and the court are treating all claims currently being asserted by the plaintiffs as certified, subject, however, to defendants' challenge to the class representatives' standing to assert their claims. The plaintiffs filed a Tenth Amended Complaint in September 2010. In December 2010, defendants filed a motion for a determination that the class representatives lack standing and are not adequate to represent the class. Argument on this motion occurred in February 2011 and the court, thereafter, issued an order determining that the representative plaintiffs lack standing. Plaintiffs then filed a motion for leave to file an Eleventh Amended Complaint adding new class representatives. On January 31, 2012, defendants filed motions to decertify the class and challenging standing, typicality and adequacy of the newly named class representatives. After oral argument, on May 24, 2012, the court found that three of the four plaintiffs were not adequate class representatives to assert the claims at issue. The court further narrowed the class claims to those involving the marketing and sale of "lights" cigarettes in California during the class period.  A hearing on summary judgment motions is set for December 18, 2012, and trial is set to begin April 19, 2013.

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. Trial for the other defendants commenced in June 2010 and ended in a mistrial. The rescheduled trial commenced on October 17, 2011 and it, too, ended in a mistrial. A new trial is scheduled for April 13, 2013.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Ohio County (case filed 02/09/98). This class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The class has not been certified. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of an appeal in Scott v. American Tobacco Co. The Scott case is now final. Liggett was not a party in the Scott case.

B.	Price Fixing.

Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001.  In November 2010, defendants filed a motion for summary judgment. In addition to joining that summary judgment motion, Liggett filed its own summary judgment motion in June 2011. On March 23, 2012, the court granted the defendants' motions and dismissed the plaintiffs class's claims with prejudice. On June 22, 2012, the court denied Plaintiff Class's Objection to Findings of Fact and Conclusions of Law. On July 18, 2012, plaintiffs noticed an appeal.
III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.